                                                                    Exhibit 99.1



--------------------------------------------------------------------------------
                TRACTOR SUPPLY COMPANY REPORTS FOURTH QUARTER AND
                                FULL YEAR RESULTS
                      ~ Q4 SAME STORE SALES INCREASE 9.6% ~
                  ~ FULL YEAR SAME STORE SALES INCREASE 7.0% ~
--------------------------------------------------------------------------------

Nashville, Tennessee, January 20, 2004 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced financial results for the fourth quarter and twelve months ended December 27, 2003. Additionally, the Company provided its current outlook for fiscal 2004.

FOURTH QUARTER
Net sales increased 18.5% to $388.5 million for the quarter compared with $327.9 million last year. Same-store sales increased 9.6%, versus last year's increase of 6.2%, reflecting strong sales of livestock and pet products, continued growth in hardware and tool categories, as well as growth in seasonal demand for winter and heating products. Gross margin improved 10 basis points to 31.5%, as a result of mix and improved product costing. Selling, general and administrative expenses, as a percent of sales, improved 100 basis points to 22.8% primarily as a result of operating leverage.

Net income increased 32.7% to $16.9 million, or $0.41 per diluted share, compared to net income of $12.7 million, or $0.32 per diluted share, in the fourth quarter of 2002. All references to per share amounts reflect a two-for-one stock split that was effective on August 22, 2003.

During the quarter, the Company opened two new stores, relocated six existing stores and closed one store. This compares to two new store openings and three relocations in the prior year period.

FULL YEAR
Net sales increased 21.7% to $1,472.9 million for the full year compared with $1,210.0 million in 2002. Same-store sales increased 7.0% following a 9.6% same-store sales increase in the year ago period. Year-over-year, gross margin contracted 40 basis points to 30.5%. This decline reflects a return to more normal vendor funding in comparison to 2002 when vendors provided additional marketing support related to the Company's significant store expansion. Selling, general and administrative expenses, as a percent of sales, were 22.6% compared to 24.2% in 2002. Due to the above factors, income from operations increased to 6.6% of sales from 5.3% of sales last year.

Net income increased 50.0% to $56.5 million, or $1.40 per diluted share. Excluding a $1.9 million cumulative effect of a previously disclosed change in accounting principle in the first quarter of 2003, net income was $58.4 million, or $1.45 per diluted share. This performance compares to net income of $37.7 million, or $0.96 per diluted share, in 2002.

The Company opened a total of 31 new stores in 2003 compared to 113 stores in the prior year period, when it substantially expanded the store base largely due to the purchase of property and lease rights from Quality Stores, Inc. Additionally, the Company relocated 18 existing stores in 2003 compared to 16 relocations in the prior year period.

Joe Scarlett, Chairman and Chief Executive Officer stated, "We have just concluded another very solid year. Sales and profit growth, along with nearly all the other key financial measures, show consistent and steady improvement. Of particular note, sales at both new and existing stores remained above plan,

                                                                    Exhibit 99.1


showing particular strength in the fourth quarter with solid performance across all regions and all major product categories. Moreover, in 2003 we recorded our third consecutive year of solid same-store sales increases, growing 7.0% on top of a very strong 9.6% in 2002.

"Growth of this magnitude and consistency is the result of a stellar total team effort to manage well-run stores, create strong merchandise programs and provide outstanding store support while also implementing operational improvements. For example, we continue to improve and build the logistics and distribution network to assure that our supply chain fulfills our customers' needs. In Waco, Texas, we relocated from three separate old warehouses into a modern distribution center. In addition, a new distribution center in Georgia started shipments this month and more distribution capacity is in the 2004 plans. These additions together with our new store expansion and relocation program will result in an estimated total of nearly $80 million in capital expenditures in 2004, which we expect to fund solely from internally generated cash."

OUTLOOK FOR FISCAL 2004
Based on current visibility, the Company anticipates 2004 annual net sales will be in the $1,670 million to $1,690 million range, an increase of 13% to 15% over fiscal 2003. The Company expects 2004 net income will range between $68.0 million and $69.3 million before an estimated $2.0 million after-tax charge for the relocation of its store support center.

Mr. Scarlett concluded, "We remain very optimistic about 2004. Our consistently strong results continue to demonstrate the attractiveness of our market niche as well as the growing recognition and popularity of our unique retail concept, extensive and distinctive merchandise selection, and premier customer service. Most importantly, we are focused on managing the Company for long-term shareholder value and are confident that we are well positioned for the future."

ADOPTION OF NEW ACCOUNTING PROVISION (EITF NO. 02-16)
In the first quarter of 2003, the Company adopted the new accounting guidance for vendor allowances, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." EITF No. 02-16 provides guidance for when retailers should recognize consideration given by a vendor to a retailer in connection with the sale of the vendor's products or to promote sales of the vendor's products by the retailer. To facilitate year-over-year comparisons, the Company has presented the comparative results discussed above and the financial schedules included at the end of this release as if this required change in accounting had been applied prior to the earliest period presented.

CONFERENCE CALL
Tractor Supply Company will host a conference call at 9:00 a.m. Eastern Time tomorrow, January 21, 2004, to discuss the fourth quarter and fiscal year results. The call will be simultaneously broadcast over the Internet on the Company's website at www.myTSCstore.com and can be accessed under the subheading "Investor Relations."

ABOUT TRACTOR SUPPLY COMPANY
At December 27, 2003, Tractor Supply Company operated 463 stores in 30 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) livestock and pet products, including

                                                                    Exhibit 99.1


everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.

--------------------
Footnotes:

o All comparisons to prior periods are to the respective period of the prior fiscal year unless the context specifically indicates otherwise. All earnings per share comparison amounts reflect a two-for-one stock split that was distributed in August 2003.

o The 2002 results are presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest period presented, as previously reported in Form 8-K, dated April 15, 2003.

o As with any business, all phases of the Company's operations are subject to influences outside its control. The information set forth in this release contains certain forward-looking statements, including information regarding our projected results of operations. These statements are subject to numerous risks, uncertainties and other factors, any one, or a combination, of which could materially affect the results of the Company's operations and cause actual results to differ materially from those expressed in any forward looking statements. These factors include general economic cycles affecting consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general and the seasonality of the Company's business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                          (Financial tables to follow)

                                                                    Exhibit 99.1


                              RESULTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           FOURTH QUARTER ENDED                           FISCAL YEAR ENDED
                                    ------------------------------------       --------------------------------------
                                     DEC. 27, 2003       DEC. 28, 2002           DEC. 27, 2003       DEC. 28, 2002
                                    ----------------    ----------------       -----------------   ------------------
                                                         (PRO FORMA)(1)                              (PRO FORMA)(1)
                                                          (UNAUDITED)                                  (UNAUDITED)
                                               % of                % of                    % of                  % of
                                               Sales               Sales                   Sales                Sales
                                               -----               -----                   -----                -----
Net sales                           $388,530   100.0%   $327,917   100.0%      $1,472,885  100.0%  $1,209,990   100.0%
Cost of merchandise sold             265,952    68.5     224,937    68.6        1,023,985   69.5      836,095    69.1
                                    --------   -----    --------   -----       ----------  -----   ----------   -----
   Gross margin                      122,578    31.5     102,980    31.4          448,900   30.5      373,895    30.9
Selling, general and
 administrative expenses              88,646    22.8      77,944    23.8          332,215   22.6      293,689    24.2
Depreciation and amortization          5,389     1.4       4,350     1.3           19,758    1.3       16,457     1.4
                                    --------   -----    --------   -----        ---------  -----   ----------   -----
   Income from operations             28,543     7.3      20,686     6.3           96,927    6.6       63,749     5.3
Interest expense, net                    688     0.2       1,235     0.4            3,444    0.2        4,707     0.4
                                    --------   -----    --------   -----        ---------  -----   ----------   -----
Income before income taxes and
 cumulative effect of accounting
 change                               27,855     7.1      19,451     5.9           93,483    6.4       59,042     4.9
Income tax provision                  10,995     2.8       6,745     2.0           35,094    2.4       21,352     1.8
                                    --------   -----    --------   -----        ---------  -----   ----------   -----
Net income before cumulative
 effect of accounting change        $ 16,860     4.3%   $ 12,706     3.9%       $  58,389    4.0%  $   37,690     3.1%
Cumulative effect of accounting
 change, net of tax                       --      --          --      --            1,888    0.1           --      --
                                    --------   -----    --------   -----        ---------  -----   ----------   -----
Net income                          $ 16,860     4.3%   $ 12,706     3.9%       $  56,501    3.9%  $   37,690     3.1%
                                    ========   =====    ========  ======        =========  =====   ==========   =====

Net income per share, before
 cumulative effect of accounting change:
       Basic                        $   0.45            $   0.35                $    1.57          $     1.04
       Diluted                      $   0.41            $   0.32                $    1.45          $     0.96

Net income per share, including
 cumulative effect of accounting change:
       Basic                        $   0.45            $   0.35                $    1.52          $     1.04
       Diluted                      $   0.41            $   0.32                $    1.40          $     0.96

Weighted average shares
 outstanding (000's):
       Basic                          37,342              36,395                   37,076              36,111
       Diluted                        40,696              39,932                   40,271              39,277

(1) The operating results for the quarter and fiscal year ended December 28, 2002 are presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest period presented.

--------------------------------------------------------------------------------

The results of operations for fiscal 2002 include certain expenses which management has isolated for presentation below; the segregation of these items provides a more comparable analysis of financial results among periods; and while these items do not meet the definition of unusual or infrequent, they are, nevertheless, items that management believes should not be interpreted or assumed to be a result of recurring operations. A summary of 2002 diluted earnings per share (in thousands, except per share amounts) follows:

                                                          FOURTH QUARTER ENDED             FISCAL YEAR ENDED
                                                             DEC. 28, 2002                   DEC. 28, 2002
                                                       ---------------------------     --------------------------
                                                              (UNAUDITED)                     (UNAUDITED)
                                                        NET               PER SHARE     NET               PER SHARE
                                                       INCOME     SHARES   AMOUNT      INCOME     SHARES   AMOUNT
                                                       -------    ------   -------     -------    ------   ------
Net income - as reported                               $17,633    39,932   $  0.44     $38,770    39,277   $ 0.99
Non-recurring store expansion costs (net of taxes)        --      39,932        --       6,666    39,277     0.17
Change in accounting for vendor funds (net of taxes)    (4,927)   39,932     (0.12)     (1,080)   39,277    (0.03)
                                                       -------    ------   -------     -------    ------   ------
                                                       $12,706    39,932   $  0.32     $44,356    39,277   $ 1.13
                                                       =======    ======   =======     =======    ======   ======


                                     (more)

                                                                    Exhibit 99.1

                                  BALANCE SHEET
                                 (IN THOUSANDS)

                                                                            DEC. 27,               DEC. 28,
                                                                              2003                   2002
                                                                           -----------------------------------
                                                                                                (PRO FORMA)(1)
                                                                                                 (UNAUDITED)
                          ASSETS
Current assets:
    Cash and cash equivalents                                              $   19,980             $   13,773
    Accounts receivable, net                                                       --                    102
    Inventories                                                               324,518                286,200
    Prepaid expenses and other current assets                                  27,725                 17,579
    Assets held for sale                                                        3,636                  3,779
    Deferred income taxes                                                       7,467                  7,784
                                                                           ----------             ----------
         Total current assets                                                 383,326                329,217

Property and equipment, net                                                   148,591                123,545
Other assets                                                                    4,292                  3,104
                                                                           ----------             ----------

TOTAL ASSETS                                                               $  536,209             $  455,866
                                                                           ==========             ==========



         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $  131,564             $  114,851
    Accrued employee compensation                                              12,716                 14,892
    Accrued expenses                                                           59,470                 51,410
    Current maturities of long-term debt                                           --                  2,142
    Current portion of capital lease obligations                                  339                    340
    Income taxes currently payable                                              1,738                  1,936
    Other current liabilities                                                      --                  1,699
                                                                           ----------             ----------
         Total current liabilities                                            205,827                187,270

Revolving credit loan                                                          19,403                 33,542
Other long-term debt                                                               --                  3,395
Capital lease obligations                                                       1,807                  2,163
Deferred income taxes                                                           8,879                  1,584
Other long-term liabilities                                                     4,909                  1,952
                                                                           ----------             ----------
         Total liabilities                                                    240,825                229,906
                                                                           ----------             ----------

Stockholders' equity:
    Common stock                                                                  299                    292
    Additional paid-in capital                                                 62,083                 52,028
    Retained earnings                                                         233,002                174,613
    Accumulated other comprehensive loss                                           --                   (973)
                                                                           ----------             ----------
         Total stockholders' equity                                           295,384                225,960
                                                                           ----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  536,209             $  455,866
                                                                           ==========             ==========



(1) The financial position as of December 28, 2002 has been presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest date presented.

--------------------------------------------------------------------------------



                                     (more)

                                                                    Exhibit 99.1



                           CHANGE IN ACCOUNTING METHOD
                          IMPLEMENTATION OF EITF 02-16:
               ACCOUNTING BY A CUSTOMER (INCLUDING A RESELLER) FOR
                    CASH CONSIDERATION RECEIVED FROM A VENDOR

In March 2003, the Emerging Issues Task Force reached a final consensus on Issue No. 02-16 ("EITF 02-16"), "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor." This issue involves the accounting and income statement classification for consideration given by a vendor to a retailer in connection with the sale of the vendor's products or for the promotion of sales of the vendor's products. The EITF concluded that such consideration received from vendors should be reflected as a decrease in prices paid for inventory and recognized in cost of sales as the related inventory is sold, unless specific criteria are met qualifying the consideration for treatment as reimbursement of specific, identifiable incremental costs. Prior to adopting this pronouncement, the Company classified all vendor-provided funds as a reduction in selling, general and administrative expenses. Upon adoption at the beginning of fiscal 2003, funds received from vendors are recognized as a reduction of cost of sales as the related inventory is sold.

Following is a summary of operations for the quarter and fiscal year ended December 28, 2002 as originally reported and as if the adoption of EITF 02-16 had occurred prior to 2002:

                                           FOURTH QUARTER ENDED                         FISCAL YEAR ENDED
                                    ------------------------------------       --------------------------------------
                                      DEC. 28, 2002       DEC. 28, 2002           DEC. 28, 2002       DEC. 28, 2002
                                    ----------------    ----------------       -----------------   ------------------
                                      (AS REPORTED)        (PRO FORMA)            (AS REPORTED)       (PRO FORMA)
                                                           (UNAUDITED)                                 (UNAUDITED)
                                                % of               % of                    % of                  % of
                                               Sales               Sales                   Sales                Sales
                                               -----               -----                   -----                -----
Net sales                           $327,917   100.0%   $327,917   100.0%      $1,209,990  100.0%  $1,209,990   100.0%
Cost of merchandise sold             230,119    70.2     224,937    68.6          867,803   71.7      836,095    69.1
                                    --------   -----    --------   -----       ----------  -----   ----------   -----
   Gross margin                       97,798    29.8     102,980    31.4          342,187   28.3      373,895    30.9
Selling, general and
  administrative expenses             65,044    19.8      77,944    23.8          260,290   21.5      293,689    24.2
Depreciation and amortization          4,350     1.3       4,350     1.3           16,457    1.4       16,457     1.4
                                    --------   -----    --------   -----       ----------  -----   ----------   -----
   Income from operations             28,404     8.7      20,686     6.3           65,440    5.4       63,749     5.3
Interest expense, net                  1,235     0.4       1,235     0.4            4,707    0.4        4,707     0.4
                                    --------   -----    --------   -----       ----------  -----   ----------   -----
Income before income taxes            27,169     8.3      19,451     5.9           60,733    5.0       59,042     4.9
Income tax provision                   9,536     2.9       6,745     2.0           21,963    1.8       21,352     1.8
                                    --------   -----    --------   -----       ----------  -----   ----------   -----
Net income                          $ 17,633     5.4%   $ 12,706     3.9%      $   38,770    3.2%  $   37,690     3.1%
                                    ========   =====    ========   =====       ==========  =====   ==========   =====

Net income per share:
       Basic                        $   0.48            $   0.35               $     1.07          $     1.04
       Diluted                      $   0.44            $   0.32               $     0.99          $     0.96

Weighted average shares
 outstanding (000's):
       Basic                          36,395              36,395               $   36,111          $   36,111
       Diluted                        39,932              39,932               $   39,277          $   39,277

                                                                    Exhibit 99.1



Following is a balance sheet presentation at December 28, 2002 as originally reported and as if the adoption of EITF 02-16 had occurred prior to 2002:

                                  BALANCE SHEET
                                 (IN THOUSANDS)

                                                                          DECEMBER 28,           DECEMBER 28,
                                                                              2002                   2002
                                                                          ----------------------------------
                                                                          (AS REPORTED)           (PRO FORMA)
                                                                                                 (UNAUDITED)
                          ASSETS
Current assets:
    Cash and cash equivalents                                              $   13,773             $   13,773
    Accounts receivable, net                                                      102                    102
    Inventories                                                               289,253                286,200
    Prepaid expenses and other current assets                                  17,579                 17,579
    Assets held for sale                                                        3,779                  3,779
    Deferred income taxes                                                       7,784                  7,784
                                                                           ----------             ----------
    Total current assets                                                      332,270                329,217

Property and equipment, net                                                   123,545                123,545
Other assets                                                                    3,104                  3,104
                                                                           ----------             ----------

TOTAL ASSETS                                                               $  458,919             $  455,866
                                                                           ==========             ==========



         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $  114,851             $  114,851
    Accrued employee compensation                                              14,892                 14,892
    Accrued expenses                                                           51,410                 51,410
    Current maturities of long-term debt                                        2,142                  2,142
    Current portion of capital lease obligations                                  340                    340
    Income taxes currently payable                                              3,101                  1,936
    Other current liabilities                                                   1,699                  1,699
                                                                           ----------             ----------
         Total current liabilities                                            188,435                187,270

Revolving credit loan                                                          33,542                 33,542
Other long-term debt                                                            3,395                  3,395
Capital lease obligations                                                       2,163                  2,163
Deferred income taxes                                                           1,584                  1,584
Other long-term liabilities                                                     1,952                  1,952
                                                                           ----------             ----------
    Total liabilities                                                         231,071                229,906
                                                                           ----------             ----------

Stockholders' equity:
    Common stock                                                                  146                    146
    Additional paid-in capital                                                 52,174                 52,174
    Retained earnings                                                         176,501                174,613
    Accumulated other comprehensive loss                                         (973)                  (973)
                                                                           ----------             ----------
         Total stockholders' equity                                           227,848                225,960
                                                                           ----------             ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  458,919             $  455,866
                                                                           ==========             ==========






                                       ###